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                                                                     Exhibit 5.1

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                               New York, NY 10036

                                                      June 14, 2001

LendingTree, Inc.
11115 Rushmore Drive
Charlotte, North Carolina 28277

                           Re:      LendingTree, Inc.
                                    Registration Statement on Form S-1

Ladies and Gentlemen:

                  We have acted as special counsel to LendingTree, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-1 (File No. 333-60686), filed with the Securities and Exchange Commission (the "Commission") on May 11, 2001 under the Securities Act of 1933, as amended (the "Securities Act") and Amendment No. 1 to the Registration State ment, filed with the Commission on June 14, 2001 (as so amended, the "Registration Statement"). The Registration Statement relates to the sale from time to time by Paul Revere Capital Partners, Ltd. ("Paul Revere"), pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of up to an aggregate of 25,000,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") of the Company, which may be issued pursu ant to the Common Stock Purchase Agreement between the Company and Paul Revere, dated as of March 7, 2001 (the "Stock Purchase Agreement").


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LendingTree, Inc.
June 14, 2001

                  This opinion is being furnished in accordance with the requirements of Item 601(b) (5) of Regulation S-K under the Securities Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Stock Purchase Agreement; (iii) a specimen certificate evidencing the Common Stock; (iv) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (v) the Amended and Restated By-laws of the Company, as presently in effect; and (vi) certain resolutions of the Board of Directors of the Company relating to the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certifi cates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents exe cuted or to be executed by parties other than the Company, its directors and officers, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. In rendering the opinions set forth below, we have assumed that the Company will have received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance and sale of the Shares. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representa tions of officers and other representatives of the Company and others.


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LendingTree, Inc.
June 14, 2001

                  We have also assumed that the Company shall have sufficient authorized and unissued shares of Common Stock available at the time of each issuance of Shares pursuant to the Stock Purchase Agreement; and that the relevant provisions of the Certificate of Incorporation and Bylaws of the Company and the Delaware General Corporation Law in effect at the time of issuance of any of the Shares will not differ in any relevant respect from the relevant provisions of the Certificate of Incorporation and Bylaws of the Company and the Delaware General Corporation Law in effect as of the date of this opinion.

                  Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any other jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when and if the Shares are issued and paid for in accordance with the terms of the Common Stock Purchase Agreement in the form of the specimen certificate examined by us, the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,


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